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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Registration Statements No. 333-81568, 333-66724, 33-47226 and 333-86799 of Documentum, Inc., on Form S-8 of
our report dated January 29, 2002, (which expresses an unqualified opinion and includes an explanatory paragraph referring to the Company's ability to continue as a going concern) on the consolidated financial statements of The Bulldog Group Inc. appearing in this current report on Form 8-K/A of Documentum, Inc.

                            /S/ DELOITTE & TOUCHE LLP


                                Chartered Accountants
                                Toronto, Ontario
                                February 12, 2002